WellQuest Announces Plans To Voluntarily File For Deregistration With SEC

•  Anticipates stock will continue to be publicly traded on PinkSheets

Bentonville, Arkansas, April 30, 2010 — In a move to enhance its long term financial strength, WellQuest Medical & Wellness Corporation (the “Company” or “WellQuest”) (Pink Sheets:WEQL), announced today that it intends to voluntarily deregister its common stock on or about April 30, 2010. WellQuest intends to suspend its reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission. It is eligible to suspend its reporting obligations and deregister its common stock because there are less than 300 holders of record of the Company’s common stock.

Upon the filing of the Form 15, WellQuest’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. WellQuest expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC. The Company anticipates that its common stock will continue to be quoted under the symbol WEQL on the Pink Sheets®, an electronic quotation service for over-the-counter securities. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.otcmarkets.com.

The Company intends to follow the Alternative Reporting Standard as defined by Pink OTC Markets, Inc. thereby providing publicly available information for market makers and investors to be able to quote and trade the Company’s common stock on the Pink Sheets. However, the Company can give no assurances that any broker will make a market in the Company’s common stock.

WellQuest’s President and CEO, Steve Swift stated, “Our core business model in Bentonville, Arkansas is doing well with a record revenue year of over $3.8 Million in 2009. We believe that we have proven our business model works and pleases our customers. Our focus now is to replicate that success by replicating our model in numerous locations across the country. We are pursuing several strategies for funding our second location.”

Swift continued, “With our strategy for growth in mind, WellQuest continues as a publicly traded company on the Pink Sheets where we have traded for the past two months. We are committed to transparency for our investors and the market; therefore we will be providing adequate current information according to the Alternate Reporting Standards published by Pink OTC Markets. The Company’s Board of Directors decided to take this action because it believes that the burdens associated with operating as a registered public company currently outweigh any advantage to WellQuest and its stockholders at this time. We believe that freeing up the financial and time resources required for registered reporting will create value for our shareholders by allowing us to better execute our business plan, and improve our long term financial strength.”

WellQuest is pursuing a goal to replicate its positive integrative medical experience by opening branded WellQuest facilities in other metropolitan areas of the U.S. The Company believes families and businesses are seeking options in the U.S. where annual sick care costs exceed $2.5 trillion, 16.7% of GDP. WellQuest is a relevant option toward treatment, prevention and wellness. The Company’s business is aimed at the evolving healthcare market which includes a $500 billion physician services sector, an $86 billion nutraceutical sector, a $12 billion cosmeceutical sector, and a $12.8 billion spa/medical spa sector. These sectors have traditionally been segregated. WellQuest brings them together in a way that meaningfully serves its customers.

About WellQuest Medical & Wellness Corporation
WellQuest offers its innovative concept in healthcare delivery by integrating conventional and complementary physician medicine with wellness, and aesthetic services in one center, creating an effective environment for the pursuit and maintenance of a healthy life. WellQuest’s unique model for healthcare helps customers get well, stay well, and look well. Currently operating in Bentonville, Arkansas, WellQuest seeks to open additional locations in the U.S.

Investor and Media Contact:
Dilek Mir
(310) 591-5619
dmir@corporateprofile.com

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to obtain the necessary financing to continue and expand operations, to market its products and services in new markets and to offer healthcare services at competitive pricing, anticipated revenue from client visits; general economic conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company’s planned expansions, and predictions and guidance relating to the Company’s future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.